                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                    (TO THE PROSPECTUS DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1788


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $31,500,000


CUSIP NUMBER:            59018S S70


INTEREST RATE:           5.86000%


ORIGINAL ISSUE DATE:     October 30, 1998


STATED MATURITY DATE:    October 30, 2002


INTEREST PAYMENT DATES:  Each April 30th and October 30th, commencing on April 30, 1999, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   October 27, 1998

